Exhibit 99.2

March 2022 HYPEBEAST Investor Presentation 1

Disclaimer

This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “proposed business combination”) between Hypebeast Hong Kong Ltd. (“Hypebeast” or the “Company”) and Iron Spark Inc. (“Iron Spark”) and related transactions and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law in no circumstances will Hypebeast, Iron Spark or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Hypebeast nor Iron Spark has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Hypebeast or the proposed business combination. Viewers of this presentation should each make their own evaluation of Hypebeast and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. The information in this presentation is highly confidential. The distribution of this presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by Hypebeast and Iron Spark and shall be required to return or destroy all copies of this presentation or portions thereof in its possession promptly following request for the return or destruction of such copies. By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements. This presentation contains trademarks, service marks, trade names and copyrights of Hypebeast, Iron Spark and other companies, which are the property of their respective owners.

Forward Looking Statements

This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Hypebeast’s and Iron Spark’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Hypebeast and Iron Spark. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of Iron Spark or Hypebeast is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Hypebeast; the effects of competition on Hypebeast’s future business; the amount of redemption requests made by Iron Spark’s public stockholders; the ability of Iron Spark or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future, and those factors discussed in Iron Spark’s final prospectus dated June 8, 2021 under the heading “Risk Factors,” and other documents of Iron Spark filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Iron Spark nor Hypebeast presently know or that Iron Spark and Hypebeast currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Iron Spark’s and Hypebeast’s expectations, plans or forecasts of future events and views as of the date of this presentation. Iron Spark and Hypebeast anticipate that subsequent events and developments will cause Iron Spark’s and Hypebeast’s assessments to change. However, while Iron Spark and Hypebeast may elect to update these forward-looking statements at some point in the future, Iron Spark and Hypebeast specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Iron Spark’s and Hypebeast’s assessments as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Projections

This presentation contains projected financial information with respect to Hypebeast, namely revenue, and EBITDA for Hypebeast’s fiscal years ending March 31, 2022 through March 31, 2023. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the independent auditors of Iron Spark nor the independent registered public accounting firm of Hypebeast, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation.

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Disclaimer

Financial Information; Non-GAAP Financial Measures

The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus to be filed by Iron Spark with the SEC. While Hypebeast's financial information was historically prepared in accordance with Hong Kong Financial Reporting Standards ("HKFRS"), some financial information and data contained in this presentation are not measures prepared in accordance with HKFRS, United States generally accepted accounting principles ("US GAAP)" or International Financial Reporting Standards issued by the International Accounting Standards Board ("IFRS"). EBIT is a non-HKFRS, non-US GAAP and non-IFRS financial measure that Hypebeast defines as Operating Income plus depreciation and amortization. Iron Spark and Hypebeast believe this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to Hypebeast's financial condition and results of operations and an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Hypebeast's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Hypebeast management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that is required by GAAP to be recorded in Hypebeast's financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income items are excluded or included in determining this non-GAAP financial measures. In order to compensate for these limitations, management presents this measure (EBIT) with the most closely related GAAP result (net income). In addition, all Hypebeast historical financial information included herein is preliminary and subject to change pending finalization of the fiscal year 2019 and 2020 audits of Hypebeast in accordance with PCAOB auditing standards.

Additional Information and Where to Find It

In connection with the transaction described herein, Hypebeast and Iron Spark will file relevant materials with the SEC, including the Registration Statement on Form F-4 and a proxy statement. The proxy statement and a proxy card will be mailed to stockholders of Iron Spark as of a record date to be established for voting at the stockholders' meeting relating to the proposed transactions. Stockholders will also be able to obtain a copy of the Registration Statement on Form F-4 and proxy statement without charge from Hypebeast and Iron Spark. The Registration Statement on Form F-4 and proxy statement, once available, may also be obtained without charge at the SEC's website at www.sec.gov or by writing to Hypebeast at Hypebeast Limited, 40/F, Cable TV Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong. INVESTORS AND SECURITY HOLDERS OF IRON SPARK I ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT IRON SPARK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRON SPARK, Hypebeast AND THE TRANSACTIONS.

Participants in Solicitation

Hypebeast, Iron Spark, certain shareholders of Iron Spark, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Iron Spark common stock in respect of the proposed transaction. Information about Iron Spark's directors and executive officers and their ownership of Iron Spark I common stock is set forth in Iron Spark I's Registration Statement on Form S-1 filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

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Forces within technology, culture and commerce are colliding to create large scale disruption and opportunity across the branded consumer landscape Iron Spark I seeks to identify a breakthrough company where we can leverage our experience and expertise to accelerate its inflection Iron Spark I A consumer focused SPAC sponsored by brand, marketing and technology experts, as well as seasoned private and public market investors. 4

Presenters & Senior Leadership

Hypebeast



Kevin Ma
Founder & CEO

Overall Management, Business Direction and Strategy



Patrick Wong
CFO

Delivering Operations-Focused Finance Solutions

Iron Spark I



Josh Spear
CEO
Former Co-Founder Undercurrent

Media Development, Agency Building, Brand Relationships



Trevor Edwards
Director
Former President NIKE

Key Brand & Influencer Relationships



Xander Oxman
COO
Co-Founder, Former CEO Winc

Seasoned eCommerce Operator



Amy Butte
Chairperson
Former CFO NYSE

Experienced Public Company Board Member and Advisor

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Contents Introduction About Hypebeast Hypebeast 2.0 Financial Overview Valuation and Comparables Appendix 6 7 12 19 26 29 36

Introduction 7

Hypebeast lives at the center of the cultural zeitgeist. “If you’ve ever wondered why people wait in line for days in front of a sneaker shop. Or why a skater architect was at the helm of Louis Vuitton. Or why a rapper is now a billionaire brand owner? You need to look no further than Hypebeast. Hypebeast dominates the one-time subculture that is now fully POP culture." Jef Staple Iron Spark I Advisor 8

9 “Hypebeast has become one of the most influential media brands spanning product, lifestyle, fashion and culture. They are the go-to destination for people wanting to stay ahead and as such, the go-to platform for brands wanting to increase their influence and sales in the marketplace. They have cemented their role in the global acceleration of culturally connected brands.” Trevor Edwards Director, Iron Spark I Former President, Nike Board Nominee of Combined Company

Iron Spark Investment Thesis

Partnering with Management to Build Hypebeast 2.0

Leading Creator of Media and Content at the Forefront of Culture
26M social media followers, 18M monthly unique visitors* and 900M+ TikTok tags

Unique Opportunity to Invest in Streetwear and Culture in the Public Markets, Now with Direct Access to the US Capital Markets
Global digital commerce leader in streetwear and beyond

Massive $1.6T TAM Encompassing the Global Apparel and Footwear Industry
Relationships with 250+ premium brands representing nearly 40% of industry TAM

Management Track Record of Growth, Profitability and Public Company Discipline
34% organic CAGR, 50%+ gross margins and diversified revenue base driven by increasing cultural relevance and global reach

Deal demonstrates that 1 + 1 = 3
New capital and talent will enable targeted market expansion and the launch of additional product categories

* Reflects FY2021E (Fiscal Year Ending March 31, 2022).

10

Transaction Summary 11 Transaction Parties • Hypebeast Limited, a Cayman Company (HKEX:150) • Iron Spark I, a Delaware Corporation (NASDAQ: ISAA) Transaction Summary • The transaction will be funded by a combination of ISAA cash held in a trust account, newly issued Hypebeast ordinary shares and proceeds from a PIPE transaction • Transaction is expected to result in approximately US $180 million of total proceeds* • Hypebeast intends to use the proceeds from the transaction to make incremental investments primarily across technology, talent and marketing to support continued growth of the business Capital Structure & Valuation • Transaction implies a pro forma enterprise value of US $353 million, representing 3.1x based on FY2021E revenue of not less than US $112 million, an attractive valuation relative to peers • Existing Hypebeast shareholders are expected to retain 56.2% of the pro forma equity of the combined company* Listing • Pro forma company is expected to be dual listed and trade in Hong Kong under stock code 0150.HK and in the US with ticker $HYPE Hypebeast will acquire Iron Spark I (ISAA) resulting in a dual listing on the HKEX and NASDAQ. HYPEBEAST + Note: For FY2021E, Fiscal Year Ends March 31, 2022. * Assuming (i) no redemption by SPAC’s public shareholders, (ii) a PIPE transaction with gross proceeds of US $13.3 million, (iii) SPAC Sponsor's rollover into Hypebeast and (iv) estimated transaction expenses of US $21M.

HYPEBEAST “Driving Culture Forward” 12

Hypebeast is a global media and commerce company positioned at the forefront of culture. 13

Hypebeast Today

HYPEBEAST

EDITORIAL & SOCIAL MEDIA PLATFORM

HYPEBEAST

Flagship platform showcasing the latest in fashion, art, design and culture

HYPEBAE

Female-focused content inspired by fashion, lifestyle, music and beauty

POPBEE

Female-driven platform focused on contemporary Asian women

HYPEBEAST CAR CLUB | HYPEGOLF | HYPEBEAST WATCHES

Additional platforms covering a range of interests (cars, golf, watches, art and more)

HYPEMAKER

CREATIVE AGENCY

Creative studio providing complete solutions from ideation to content amplification, creative production and consumer insights, plus access to Hypebeast's global distribution network adicolor.

HBX

E-COMMERCE PLATFORM

E-commerce platform distributing 250+ up-and-coming and established brands globally with flagship retail location in Hong Kong


HBX
MEN
WOMEN
SHOP BY CATEGORY
CLOTHING
ACCESSORIES
SHOES

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Hypebeast Snapshot 15 $112M  Revenue 3/31/22 FYE (USD) 59%  Gross Margins* 26M  Social Media Followers 29%  YoY Revenue Growth 22%  EBITDA Margins* 18M  Monthly Unique Visitors Note: For FY2021E, Fiscal Year Ends March 31, 2022. * Based on Hypebeast’s historical interim fnancial results for the period ended September 30, 2021 published on December 8, 2021. Media 31% Agency 41% eCommerce 28% Revenue by Segment Fiscal Year 2021E Not less than

Global Reach And Cross-Border Infuence PRIVATE & CONFIDENTIAL 16 LOS ANGELES CHICAGO TORONTO NEW YORK DALLAS HOUSTON SEATTLE SAN FRANSISCO LONDON PARIS MILAN BERLIN DUBAI SHANGHAI SEOUL TOKYO HONG KONG TAIPEI MELBOURNE SYDNEY NORTH AMERICA 13M 44M EMEA 2M UNIQUE VISITORS/MONTH 7M PAGE VIEWS/MONTH 3M UNIQUE VISITORS/MONTH 9M PAGE VIEWS/MONTH APAC UNIQUE VISITORS/MONTH PAGE VIEWS/MONTH Note: Refects FY2021E (Fiscal Year Ending March 31, 2022).

Bluechip Asset in Ascendant Markets

Hypebeast is a Leading Authentic Voice and Brand in Streetwear…

“Brands advertise on Hypebeast because they know it’s influential.”

Business of Fashion

“Hypebeast [is] one of the world’s foremost authorities on streetwear and street culture.”

Forbes

…and Recent Transactions Point to the Value of the Category

“Supreme Streetwear Brand Sold to VF in $2.1 Billion Deal”

Wall Street Journal

“Moncler adds Stone Island to Collection in $1.4 Billion Deal”

Reuters

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A Massive Market Opportunity

In Streetwear and Beyond…



~$1.6T
Global Apparel and Footwear
2021E – 2024E CAGR of 5.8%
~$171B
Global Streetwear
Not less than
$112M
Hypebeast FY2021E Sales

…with Secular Tailwinds

- At the intersection of the growing luxury, sportswear and sports-inspired lifestyle apparel categories
- Popularity amid a wider trend towards comfort-driven, athleisure clothing
- At the forefront of culture - influenced by pop culture, art, music and sports
- Exclusivity, authenticity and design continue to be crucial for relevance

Source: Euromonitor. All dollars USD.
Note: 2021 Global Streetwear market calculated by applying the 2019 – 2021 CAGR for the Global Apparel and Footwear market to the 2019 Global Streetwear market based on US Streetwear Market Report (2015).
Hypebeast FYE March 31, 2022.

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HYPEBEAST 2.0 The Leading Global Platform for Forward-Looking Culture 19

The Hypebeast Growth Algorithm Fully Realized Marriage of Content and Commerce 20 eCommerce Digital Media Localization and personalization of media content to drive audience expansion and deeper customer engagement Opportunities to optimize growing ad inventory across all platforms Integration of HYPEBEAST and HBX - Consumers of media content to be monetized on the eCommerce platform through purchases Signifcant ReCommerce opportunity IRL Touch points (e.g. NYC fagship) for further community and content building, and omni-channel commerce +

21 Integrated Media, Marketing and eCommerce HBX.com HYPEBEAST article with hyperlinks IG Stories Swipe to editorial content BUY

Unlocking the Full Potential of the Hypebeast Community 213M HYPEBEAST Annual Unique Visitors US $258 Average Order Value $ 1.1% Order Conversion Rate 20x or US $608M Potential demand in our e-commerce ecosystem 22 Full Conversion of HYPEBEAST Users Into HBX Shoppers

Expansion of Media Verticals & Shift to Social

Topical and Regional Extensions Fueling Media Reach


4:50
HYPEBEAST
HYPEBEAST
@hypebeast
73
968.6K
12.8M
Follow
CEO of Culture
www.HYPEBEAST.com

Hypebeast's social media footprint continues to grow across key global platforms such as Instagram (19M followers) and TikTok (1.2M followers, over 900M #HYPEBEAST hashtags) as of 10/2021.

Organic growth in editorial reach is augmented by topical expansion into adjacent categories, recent examples include watches, cars and golf

Key properties are regionalized as scale warrants, recent examples include HYPEBEAST Indonesia and HYPEBAE in South Korea

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Enormous, Latent ReCommerce Opportunity Hypebeast has only scratched the surface of ReCommerce 24 Companies like GOAT, StockX and TheRealReal have proven the opportunity to create massive, second-hand luxury marketplaces Streetwear and sneakers are an especially attractive category where Hypebeast already has a vast existing audience of potential buyers and sellers +80% Gross Margins* + Zero Inventory = Compelling Cashfow and Growth Dynamics * Reflects typical ReCommerce gross margin.

PRIVATE & CONFIDENTIAL Connecting Digital Loyalty & Physical Experiences 25 NYC Flagship slated to open H2 2022 will incorporate HBX retail space with ofce/studio space for editorial and agency staf Retail spaces designed to be unit level proftable and/or create cost savings Additional opportunities for brand activation, audience engagement and commerce conversion through events (e.g. HYPEFEST) and smaller footprint retail outposts (e.g. HYPEBEANS) 25

Financial Overview 26

$30 $60 $90 $120 2006 2008 2010 2012 2014 2016 2018 2020 EBITDA (US $M) Revenue (US $M) Track Record of Driving Profitable Growth Sustained Growth through Organic Reach & Deliberate Extensions 34%  Revenue CAGR  2015 - 2021 Note  Years denote FYE March 31 of the following year 27 2005  HYPEBEAST launches 2008  POPBEE  launches 2012  HBX  eCommerce  store opens 2016  HYPEMAKER  (agency) and HYPEBAE launch 2018  Inaugural HYPEFEST festival NYC COVID 19  Impact IPO on HKEX

EBITDA Margin % Whole Business FY2020 H1 FY2021** 22 18 Growth in eCommerce driven by category growth as well as conversion of HYPEBEAST readers into HBX customers Expand Margins through scaling regional inventory and consignment throughput Monetize web trafc by expanding brand and inventory breadth Financial Summary by Segment 28 Revenue (US $M) FY2015 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021E* 112 87 97 87 50 28 20 32 29 36 31 16 9 7 80 58 61 56 34 19 12 Media & Agency E-Commerce Key Drivers of Topline Growth Note: FYE March 31 of the following year. * FY2021E total revenue not less than US $112M. ** Based on HB’s historical interim fnancial results for the period ended September 30, 2021 published on December 8, 2021. Gross Margin % Whole Business FY2020 H1 FY2021** 59 50

Valuation & Comparables 29

PRIVATE & CONFIDENTIAL 30 “Working with Iron Spark isn’t just about capital, it’s about the incredible access and experience that the board and management team bring to the table. For us that is a 1+1=3 equation.” Kevin Ma Founder & CEO, Hypebeast 30

Proposed Transaction Summary

Estimated Sources & Uses and Pro Forma Valuation

Estimated Sources & Uses (US $M)	
Sources	
ISAA Cash in Trust[(1)]	$166.8
PIPE Financing	13.3
Hypebeast Equity Rollover	300.0
Total Sources	**$480.1**
Uses	
Hypebeast Equity Rollover	$300.0
Cash to Balance Sheet	159.1
Indicative Transaction Expenses[(2)]	21.0
Total Uses	**$480.1**

Illustrative Pro Forma Valuation (US $M, except per share)	
Share Price	$10.00
Pro Forma Shares Outstanding	53.4
Equity Value	**$534.0**
Less: Net Cash[(3)]	(181.3)
Enterprise Value	**$352.7**

Illustrative Pro Forma Capitalization at Close		
Shareholder	**Shares**	**%Total**
Hypebeast Shareholders	30.0	56.2%
PIPE Investors	1.3	2.5%
SPAC Public Shares	16.7	31.2%
SPAC Founder Shares[(4)]	5.4	10.1%
Total	**53.4**	**100.0%**



SPAC Sponsors
10.1%
Public
31.2%
PIPE
2.5%
$534M
PF Equity Value (USD)
HYPEBEAST
56.2%

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Note: Assumes no redemptions from existing Iron Spark shareholders and new shares are issued at US $10.00 per share.
(1) ISAA Cash in Trust does not include interest and is net of dividend payments held in escrow. (2) Indicative Transaction Expenses include deferred underwriting fees. (3) Net Cash includes existing net cash of $22M. (4) SPAC Founder Shares also include 1.19 million SPAC Class A shares acquired by the Sponsor through private placement in connection with ISAA's IPO.

32 Operational Benchmarking: Public Comparables Source: Buzzfeed Press Release; CapitalIQ as of 3/22/2022. * Based on Hypebeast projected revenue of not less than US $112 million for the Fiscal Year Ending March 31, 2022. ** Based on historical interim financial results for the period ended September 30, 2021 published on December 8, 2021. FY 2021E EBITDA Margin FY 2020-21E Revenue Growth Median: 23.7% Median: 42.0% Median: 33.8% Median: 28.0% Median: 15.3% Median: 10.6% Median: 0.6% Median: 20.9% Hypebeast Buzzfeed NY Times Warner Music S4 Capital Playboy Mytheresa Revolve Stitch Fix TheRealReal Poshmark 1stdibs.com ThredUp Farfetch Moncler Richemont V.F. Corp nm nm 28.0% 34.8% 33.8% 25.5% 23.2% 52.7% 21.5% 50.5% 42.0% 59.3% 89.1% 17.8% 17.4% 23.7% 28.7% Hypebeast Buzzfeed NY Times Warner Music S4 Capital Playboy Mytheresa Revolve Stitch Fix TheRealReal Poshmark 1stdibs.com ThredUp Farfetch Moncler Richemont V.F. Corp 11.1% 20.9% 41.7% 0.2% nm nm 1.1% nm nm 11.5% 9.7% 13.1% 15.9% 19.6% 15.3% 10.4% 21.6% Media Inventory eCommerce Marketplace & ReCommerce Luxury ** *

33 Valuation Benchmarking: Public Comparables Source: Buzzfeed Press Release; CapitalIQ as of 3/22/2022. * Implied based on H1 FY2021 actual EBITDA margin and historical interim financial results for the period ended September 30, 2021 published on December 8, 2021. ** Based upon Hypebeast projected revenue of not less than US $112 million for the Fiscal Year Ending March 31, 2022. EV / FY 2021E Revenue EV / FY 2021E EBITDA Media Inventory eCommerce Marketplace & ReCommerce Luxury Hypebeast Buzzfeed NY Times Warner Music S4 Capital Playboy Mytheresa Revolve Stitch Fix TheRealReal Poshmark 1stdibs.com ThredUp Farfetch Moncler Richemont V.F. Corp 26.6x 22.9x 15.9x nm nm nm nm nm nm 37.6x 12.8x 27.8x 23.4x 22.0x 20.3x 25.9x 14.6x Median: 23.4x Median: 25.2x Median: N/A Median: 22.9x Median: 3.6x Median: 1.2x Median: 1.9x Median: 4.8x Hypebeast Buzzfeed NY Times Warner Music S4 Capital Playboy Mytheresa Revolve Stitch Fix TheRealReal Poshmark 1stdibs.com ThredUp Farfetch Moncler Richemont V.F. Corp 3.0x 4.8x 6.7x 2.3x 2.6x 1.6x 1.5x 1.9x 0.5x 4.3x 1.2x 3.6x 3.7x 4.3x 3.1x 2.7x 3.1x** *

Private Comparables

Attractive Landscape in the Media and ReCommerce Space with Private Companies Raising ~$5B(1) of Growth Capital


Media
Commerce
The Athletic (2)
AXIOS
Forbes (3)
POLITICO
VICE
HYPEBEAST
GOAT
GRAILED
NTWRK
SSENSE
stockX

Hypebeast delivers best-in-class across media and commerce with unparalleled brand engagement and customer loyalty that will decrease customer acquisition costs and increase lifetime value

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Source: PitchBook.
Notes: (1) Does not include ~$1B of M&A and equity deals. (2) Recently acquired by The New York Times. (3) Company has publicly announced a merger with a SPAC.

THANK YOU 35

Appendix 36

Deal Structure

BUSINESS COMBINATION

HYPEBEAST FORMS DELAWARE SUBSIDIARY TO MERGE WITH IRON SPARK



Hypebeast Shareholders
SPAC Public Shareholders**
SPAC Sponsor Shareholders
100%
Hypebeast
HK Listed
Cayman Entity
80%
20%
100%
100%
MergerCo
Subsidiary
Delaware Entity
Iron Spark
Nasdaq Listed
Delaware Entity

POST-TRANSACTION

IRON SPARK SURVIVES AS WHOLLY OWNED SUBSIDIARY OF HYPEBEAST



Hypebeast Shareholders
SPAC Public Shareholders**
SPAC Sponsor Shareholders
Hypebeast
Dual Listed
Cayman Entity
100%
Iron Spark*
Subsidiary
Delaware Entity

37

* Former Iron Spark shareholders receive Hypebeast shares.

** Excluding SPAC Public Shareholders who have exercised redemption rights before closing.

Pre-Transaction Deal Structure Hypebeast HK Listed Cayman Entity Hypebeast Shareholders MergerCo Subsidiary Delaware Entity 100% Iron Spark Nasdaq Listed Delaware Entity SPAC Public Shareholders SPAC Sponsor Shareholders 80% 20% 100% Hypebeast Forms Delaware Subsidiary 38

39 Media & Agency eCommerce & Retail ROW 16% Japan 3% Italy 5% Hong Kong 8% South Korea 9% US 26% China 32% $58M FY20 Revenue (USD) ROW 20% Japan 7% China 8% South Korea 8% Hong Kong 13% Taiwan 18% US 26% $29M FY20 Revenue (USD) Regional Revenue Segmentation Note: Reflects FY2020 revenue (FYE March 31, 2021).

The Hypebeast Flywheel

Highly Complementary & Integrated Business Units

HYPEBEAST

HYPEBEAST.com
& regional HYPEBEAST sites
HYPEBAE.com
POPBEE.com



Brand Promotion
Media
Agency
Hypebeast LTD.
Monetizing & Enriching with IRL Experiences
Connecting Agency Clients with Consumers
Commerce & Experiential

HYPEMAKER

Creative Agency Services

HBX

NYC Flagship
HYPEFEST
HYPEBEANS
ETC

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Building The Full Stack Lifestyle Platform

Hypebeast is Well Positioned to Deliver 360 Exposure for Brands

Community

Community	The Hypebeast Stack	
Read/ Watch	**Editorial Properties**	Compelling content drives engagement
Content & Collabs	**Creative Services**	Rich and audience specific campaign development
Shop	**Native Commerce**	Opportunity for seamless handoff from editorial coverage and ads to purchase
Experience	**IRL Extensions**	Unique physical activations deliver value-add for consumers and brands alike

Brand Partners/Advertisers


Adidas
Alienware
Lexus
Burberry
Tiffany & Co.
Samsung

Representative selection of actual advertisers and partner brands

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42 “Hypebeast sits at that intersection of culture, commerce and technology. When we developed our thesis for Iron Spark I this was precisely the type of company we were looking for. Josh Spear CEO, Iron Spark I Board Nominee of Combined Company

Risk Factors

Risks Related to Hypebeast

Hypebeast's business depends on its ability to offer digital media content and online retail products that attract visitors and online shoppers.

Hypebeast depends on the Internet traffic to its websites for the operation of its business.

Hypebeast relies on its e-commerce suppliers to supply goods for sale on its e-commerce platform.

Hypebeast generally does not enter into long term business contracts with its customers.

Hypebeast's business depends on its ability to maintain existing relationship with brand owners and advertising agencies and its ability to attract new digital media customers to place advertisements with it.

Hypebeast relies on customers in the fashion industry.

Hypebeast's business depends on a strong brand, which it might not be able to maintain or enhance, and unfavorable customer feedback or negative publicity could adversely affect its brand.

Any unauthorized use of Hypebeast's brand name or any other intellectual property infringements by third parties, and the expenses incurred in protecting such intellectual property rights, may adversely affect Hypebeast's business and reputation.

Hypebeast is subject to regulatory risks related to its VIE structure.

Hypebeast may not be able to sustain the growth of revenue and profitability that it experienced historically.

Hypebeast's international footprint exposes it to a variety of different local legal, regulatory, tax, payment, and cultural standards which it might fail to comply with.

Hypebeast relies on third-party courier to deliver goods to e-commerce customers and third-party suppliers for technical and payment services.

Hypebeast may be liable for its users' privacy being compromised which may materially and adversely affect its reputation and business.

Hypebeast is subject to product liability risk for the goods sold on its e-commerce platform.

Risks Related to Business Combination

There can be no assurance that Hypebeast's shares will be approved for listing on the Nasdaq or that Hypebeast will be able to comply with the continued listing standards of the Nasdaq.

If the Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of Iron Spark's shares or, following the closing, Hypebeast's shares, may decline. A market for Hypebeast's shares may not continue, which would adversely affect the liquidity and price of Hypebeast's shares.

Following the consummation of the Business Combination, Hypebeast will incur significant increased expenses and administrative burdens as a dual-listed company, which could have an adverse effect on its business, financial condition and results of operations.

Risks Related to Redemption of Iron Spark's Shares

If a shareholder fails to receive notice of Iron Spark's offer to redeem the public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

Iron Spark does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Iron Spark to complete the Business Combination with which a substantial majority of its shareholders do not agree.

The foregoing summarizes certain of the general risks related to the business of Hypebeast and the proposed business combination, and such list is not exhaustive. The foregoing list has been prepared solely for assisting interested parties in making their own evaluation with respect to the business combination and not for any other purpose. You should carefully consider these risks and uncertainties together with other available information and should carry out your own diligence and consult with your own financial and legal advisors. A more expansive description of the key risk factors will be filed with the SEC as part of the form F-4 registration statement referred to above and in subsequent filings with the SEC, and such risk factors will be more extensive than, and may differ significantly from, the above summary.

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